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                                                                    EXHIBIT 10.4

                               SANCTION AGREEMENT

THIS AGREEMENT, made and entered into this 9th day of March, 1999, by and between the NATIONAL HOT ROD ASSOCIATION (NHRA), a California corporation, with principal offices at 2035 Financial Way, Glendora, California, hereinafter referred to as "NHRA" and The Colonel's Brainerd International Raceway, Inc., a Minnesota corporation, hereinafter referred to as "CBIR".

         In consideration of the premises, promises and covenants contained herein, the parties hereto mutually agree as follows:

         1. NHRA and CBIR hereby agree that NHRA shall sanction and conduct the event provided for herein to be conducted at the racing facilities located at Brainerd International Raceway (FACILITY) on the basis of the terms and conditions provided for herein.

         2. The FACILITY: The FACILITY shall include everything necessary and reasonable for the conduct of an NHRA Championship National Event and all aspects of the FACILITY shall be properly prepared and suitable for the conduct of an NHRA Championship National Event. Completeness and suitability of the FACILITY shall be determined in the sole and absolute discretion of NHRA. All elements of the FACILITY shall be in compliance with all applicable local, state and federal codes, regulations and statutes and CBIR shall have obtained all required permits, licenses and other approvals for the conduct of an NHRA Championship National Event. Further, CBIR warrants that it will comply with all federal, state and local laws, regulations and ordinances. The FACILITY is described in Attachment 1, which is attached hereto and incorporated herein by this reference.

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         ADA Compliance: CBIR represents and warrants that the FACILITY complies fully with the requirements of the Americans with Disabilities Act. CBIR will defend, indemnify and hold NHRA, its directors, officers, employees and members harmless from and AGAINST ANY AND ALL DAMAGE, liabilities, costs and expenses (including but not limited to attorney fees) incurred by or imposed upon NHRA in connection with or arising out of any claim, action, suit, proceeding or appeal therein (such expenses to include the cost of reasonable settlement made with a view to curtailment of costs of litigation) in which it has been determined or alleged that the FACILITY violated Title III of the Americans with Disabilities Act.

         Sponsor and Racer Seating: CBIR shall reserve a section of seats acceptable to NHRA for the exclusive use of representatives of sponsors, racers, and racers' crews who have been provided credentials for such seating by NHRA. The section provided for herein shall be in one location with sufficient capacity to accommodate all such persons on each day of the EVENT. CBIR shall provide adequate signage and security to prevent such areas from being used by persons without appropriate credentials provided for herein.

CBIR shall maintain the FACILITY from year to year at the expense of CBIR to the end that the FACILITY will not deteriorate or become substandard. CBIR shall make such physical improvements to the FACILITY as are needed to maintain the FACILITY to the standards established for National Event Tracks as determined in the sole and absolute discretion of NHRA. Such improvements shall include but not be limited to all physical facility improvements which are required to correct any unsafe condition as determined in the sole and absolute discretion of NHRA.

         3. Term: The term of this Agreement shall be from February 1, 1999 to December 31, 1999.


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         In consideration of Ten Dollars and other good and valuable consideration, receipt of which is hereby acknowledged by CBIR, NHRA shall have the further rights and options to extend this Agreement for the sanction and conduct of the event provided for herein follows:


                   A three (3) year extension of the TERM OF THIS AGREEMENT with the same terms and conditions as herein described, this first three (3) year extension commencing on the day next following the expiration of this Agreement; and

                   A three (3) year extension of the term of this Agreement with the same terms and conditions as herein described, this second three (3) year extension commencing on the day next following the expiration of the first three (3) year extension mentioned above; and

                   A three (3) year extension of the term of this Agreement with the same terms and conditions as herein described, this third three (3) year extension commencing on the day next following the expiration of the second three (3) year extension mentioned above.

         Each three (3) year term extension option may be exercised by written notice to CBIR received no later than thirty (30) days prior to the first day of the three (3) year extension for which such option is exercised.

         4. Duration of Event: CBIR agrees that it WILL not schedule any other activity during the time that any EVENT is held nor for a period of ten (10) days immediately prior to the EVENT or for a period of ten (10) days after the EVENT. For purposes of this Agreement the EVENT shall occupy a seven (7) day period which shall be selected by NHRA in its sole and absolute discretion and communicated to CBIR, no later than sixty (60) days prior to the date of the EVENT.

         5. Sanction Fee: CBIR shall pay NHRA, a8 the sanction fee for the conduct of the EVENT and for the purse for each of the years of the term of this Agreement, one Million, One Hundred Twenty-Five Thousand Dollars ($1,125,000) which shall be paid as follows:


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            1. Two Hundred and Fifty Thousand Dollars ($250,000) shall be paid to NHRA with the execution of this Agreement.

            2. One half of the remaining sanction fee shall be paid to NHRA not LATER THAN SIXTY (60) days prior to the first day of the EVENT.

            3. The balance of the sanction fee shall be paid to NHRA not later than thirty (30) days prior to the first day of the EVENT.

         6. Income and Expenses: CBIR shall have a right to and shall be provided all revenues described on Attachment 2 which is attached hereto and incorporated herein by this reference. All expenses shall be borne by the party incurring the expense. Such expenses to be borne by the individual parties shall include but not be limited to those expenses which are listed on Attachment 3.

         7. CBIR and NHRA Responsibilities: CBIR and NHRA shall be responsible for undertaking such duties and responsibilities incident to the conduct of the EVENT as are delineated on Attachment 3 which is attached hereto and incorporated herein by this reference.

         The parties designated shall be responsible for all costs incurred in such undertakings except as otherwise provided therein.

         8. Admission Fees: Spectator admission fees and reserved seat premiums to be charged at the EVENT shall be determined by CBTR. Participant fees shall be determined by NHRA. Such fees shall be consistent with other National Events of similar size and no fees shall be charged to participants or others which are not charged at other National Events.

         9. Purses: It is agreed that the determination of purses of all EVENTS shall be made by NHRA, and NHRA agrees that all such determinations shall be reasonable and consistent with other NHRA National Event purses for National Events of similar size.


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         10. Souvenir Sales-NHRA: NHRA's licensed contractor shall have the sole and exclusive right to sell all souvenirs and novelty items, including but not limited to, T-shirts, hats, jackets, visors, other clothing apparel, patches, pennants, pins, watches and jewelry items, including but not limited to those identified with NHRA or the EVENT. Such contractor shall be provided locations for the sale of such merchandise which are the same as such locations provided to the contractor during the EVENT conducted at the FACILITY in 1998.

         11. Souvenir Sales-CBIR: Notwithstanding the foregoing to the contrary, CBIR shall have the right to sell track-identified souvenirs and wearing apparel. The souvenir and apparel items sold by CBIR shall consist of only those items identified with the track name and/or track logo. No such souvenirs and apparel shall be identified with the names, logos, or graphics of the EVENT, the EVENT name, or NHRA, unless otherwise consented to, in writing, by LESSEE. Nor shall such souvenirs and apparel be identified with the names or likenesses of any racing participant, racing vehicle or racing team or manufacturer or manufacturer's products or any other such identification not related solely to the FACILITY.

         12. Location of Souvenir Sales: CBIR shall have the right to sell track-identified souvenirs and wearing apparel from two souvenir stand locations during the EVENT. The first location is intended to be the permanent, regular souvenir stand or gift shop as used by CBIR at CBIR'S regular events.


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The second souvenir location:

             a. Shall be located on the spectator side and shall sell only merchandise permitted in the previous paragraph;

             b. Maximum permanent sales location size 500 square feet, or maximum temporary sales tent dimension of 20 x 20 feet;

             c. A ten percent (lox) royalty on gross sales, (less state and local sales tax) will be paid to NHRA's licensed contractor. NHRA will receive no royalties on sales from this location.

         13. Layout of Facility: NHRA shall have the right to determine the layout of the professional pits, the manufacturers midway area and the sportsmen pits and the area devoted to such areas shall be equal or greater than allocated to such areas in 1998 and shall be in the same location.

         14. Event Program NHRA Membership, Television: NHRA shall retain the exclusive right to produce, print and sell an official EVENT program but may assign said right to CBIR annually. All revenue received and all expenses incurred in producing the program will inure to and be the sole responsibility of the party producing the program.

NHRA shall have the sole and exclusive right to sell NHRA memberships and NHRA materials as customarily sold BY NHRA at all times during the EVENT, including but not limited to the sale of its program, its National Dragster newspaper and other publications. All proceeds from the SALE thereof shall belong exclusively to NHRA. NHRA will provide necessary personnel to accomplish such sales.

NHRA shall have the exclusive right to negotiate for and to approve all photograph, film, video, other imaging technology, television and radio agreements for the EVENT, proceeds from which shall be exclusively for the benefit of NHRA.


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         15. Advertising: All sponsor displays, promotional displays and the allocation of display space at the EVENT shall be subject to the exclusive control of CBIR. Notwithstanding the foregoing to the contrary, NHRA shall have the right to preclude any advertising which is in conflict with the on-site advertising of major EVENT title sponsors, SERIES sponsors, or other sponsors identified by NHRA. NHRA shall have the reasonable right to remove and/or relocate any sign that violates the above restrictions. CBIR agrees to offer right of first refusal for all areas of on-site signage to sponsors in the Major Sponsor Contingency Program, sponsors of other series including, but not limited to, Top Fuel, Funny Car and Pro Stock qualifying programs, EVENT title sponsors, overall Series sponsors, television sponsors, and other sponsors identified by NHRA. CBIR shall provide, at no cost, display space for all NHRA contingency SPONSORS, major event title sponsors, series and program sponsors, and other sponsors identified by NHRA. Such display space shall be the same size as or greater and in the same locations as provided to such NHRA sponsors in 1998.

NHRA shall have the exclusive right to solicit, accept, provide and/or reject sponsors' contingency awards consistent with those awards pledged by sponsors at other comparable NHRA National Events.

CBTR shall have the exclusive right to select a "Title Sponsor" and any "Presenting Sponsor" of the EVENT with determination concerning guidelines for such sponsorship and fees to be made exclusively by NM and such Title Sponsor and/or Presenting Sponsor must be acceptable to NHRA.

         16. Ticketing: NHRA shall have the responsibility for printing and auditing all credentials for the EVENT and shall have the right to provide such credentials to those warranting such credentials in the sole and absolute discretion of NHRA.


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         17. Promotion: CBIR shall develop a plan and budget for the promotion and advertising of the EVENT after consultation with NHRA.

         18. Rights to Names: CBIR acknowledges and agrees that NHRA owns certain names and logos and that all right, title and interest in such names and logos, whether or not trademarked or copyrighted, and all good will associated with or symbolized by such names and logos, are the exclusive property of NHRA and that CBIR may not without prior written authorization of NHRA, use, or permit others to use the same for any purpose, including but not limited to titles of events, promotional or commercial activities or as part of souvenirs and novelty items, including but not limited to, T-shirts, hats, jackets, visors, other clothing, apparel, patches, pennants, pins, watches, jewelry items or other items customarily sold by CBIR or CBIR's agents at racing events or elsewhere. The names and logos which are subject to this prohibition include but are not limited to National Hot Rod Association, NHRA, Nationals and/or any other title that NHRA may select for the EVENTS to be held under this Agreement, Top Eliminator Club and associated logos and other names and logos used by NHRA which may or may not be trademarked or copyrighted and those names and logos which are deceptively similar to the names and logos subject to this Paragraph. Nothing in this Agreement will be deemed to constitute or result in an assignment of any of the names or logos or the creation of any equitable or other interests in them. CBIR agrees that it will not impugn, challenge or assist in any challenge to the validity of the names or logos, any registrations thereof or the ownership thereof. CBIR agrees that during the term of this Agreement and for a period of ten (10) years after the final EVENT held pursuant to this Agreement, it will not hold or permit to be held by anyone other than NHRA, any event on the FACILITY bearing any combination of the words "annual" and ____________________________"NATIONALS." CBIR shall not conduct or


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permit to be conducted races which might induce the public to believe that they are the National Events customarily sponsored and produced by NHRA unless actually sponsored and produced by NHRA pursuant to this Agreement or any new agreement between the parties hereto, unless prior written approval is granted by NHRA.

         19. Right of First Refusal-Facility: It is understood and agreed that in consideration of NHRA having entered into this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, NHRA shall have a right of first refusal to purchase the interest in the FACILITY now held by CBIR in the event CBIR receives a binding written offer to purchase the FACILITY (the "Offer") which CBIR intends to accept. For purposes of this Paragraph, an offer to purchase is in evidence where there is an intent to sell, transfer, convey, encumber, hypothecate or in any other fashion obligate an interest in CBIR to any other person or entity. A transfer shall include, but not be limited to, a transfer of any legal or beneficial interest in the FACILITY or a merger with another entity. NHRA's right of first refusal shall arise only if the third party entity tendering such offer has no common ownership with the then existing ownership structure of the entity to which the offer has been tendered. Further, no such right of first refusal shall arise in the event that the existing ownership interest in the FACILITY is transferred by a public offering or to a majority shareholder of the parent company of CBIR, the Colonel's International, Inc. notwithstanding the foregoing to the contrary, except for the transfer to the majority shareholder of The Colonel's International, Inc., in the event that an offer is made to purchase twenty-five percent (25%) or more of the outstanding shares of stock of CBIR, the right of first refusal provided NHRA herein shall apply. Within ten (10) days of approval by CBIR of an Offer, CBIR shall give notice to NHRA of its intent to-accept the Offer. Such notice shall include a copy of the offer and a copy of the earnest


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money check. NHRA shall have thirty (30) days after such notice to give notice to CBIR of its acceptance or rejection of the offer. The Offer must be accepted or rejected without change, except that NHRA shall have a minimum of one hundred and twenty (120) days between the date of acceptance of the Offer by NHRA and the transfer of ownership of the FACILITY to NHRA. Should NHRA fail to accept the Offer within the thirty (30) days notice period, CBIR shall be free to sell such interest to a third party on terms no more favorable to the buyer than those contained in the Offer.

         20. Rain Dates: In the event of inclement weather necessitating the cancellation of the EVENT or any portion of the EVENT, the EVENT shall not be moved to another location, but shall be rescheduled at the FACILITY during the dates of the lease term, at the option of NHRA or at some other time as may be selected by NHRA at its sole and absolute discretion. Expenses incurred as a result of a delay in the conduct of the EVENT caused by rain or other causes beyond the reasonable control of the parties shall be borne by the parties as provided for herein as though there were no such delay. Nothing herein contained shall be deemed to prevent either party from procuring rain insurance, the proceeds (if any) to belong exclusively to the party procuring said insurance.

         21. Partnerships: It is mutually agreed by and between the parties hereto that nothing in this Agreement shall be construed or interpreted to create or form a partnership or joint venture between the parties hereto, it being understood and agreed that each party hereto is fully responsible for its separate individual debts, liabilities and obligations and that the relationship of the parties shall be that of sanctioning organization and race promoter.

         22. Compliance With Member Track Agreement: In consideration of the funding which has been made pursuant to the terms of this Agreement, toward the development of



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various improvements on the FACILITY of C13IR and in recognition of NHRA's contribution pursuant to this Agreement, in consideration of the time, effort, and expense which has been undertaken by NHRA in the promotion of the EVENT and the FACILITY, in recognition of the potential liability of NHRA for occurrences at the FACILITY, regardless of NHRA's involvement, as a result of the identification of NHRA with the FACILITY, in recognition of the need to reduce the incidence of accidents, increase safety and create uniformity of procedure by insuring that all drag racing events are conducted under the rules and procedures promulgated by NHRA, and in recognition of the irreparable harm which would be done to the business opportunity of NHRA if CBIR were to schedule competing events at the FACILITY, CBIR agrees that as long as this Agreement and/or any renewal or extension thereof is in force and effect, that CBIR will not permit any drag races to be conducted on the FACILITY unless such races are conducted pursuant to the Member Track Agreement between CBIR and NHRA.

         23. Contract, Jointly Drafted. This Agreement has been drawn as a result of the combined efforts of the parties hereto and, therefor, any ambiguity shall not be construed more strongly in favor of or against either party.

         24. Force Majeure: Neither party shall be liable to the other for inability to fulfill its obligations hereunder resulting from strikes, acts of God, limitations or restrictions imposed by governmental agencies, or any other cause beyond the control of the parties.

         25. Default and Termination: In the event a party to this Agreement is in Material Default of this Agreement, the nondefaulting party shall have the right to terminate this Agreement and/or seek the other remedies as provided for herein. A Material Breach shall exist when a party fails to perform as is provided for in this Agreement, including but not limited to undertaking acts which are prohibited by this Agreement or failing to undertake acts which are


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required by this Agreement or when a party voluntarily files for a bankruptcy or insolvency proceeding or is adjudged as bankrupt in an involuntary bankruptcy proceeding. If either party in the performance of this Agreement commits a Material Default, the other party shall be entitled to give notice of default specifying in reasonable detail the default of the other party and the actions necessary for the defaulting party to cure the default. If the defaulting party thereafter does not cure the default within thirty days of receipt of notice of default (or the first failure to accept post office delivery of or pick up the notice of default after notice from the applicable post office) or submit the matter to arbitration as is provided for in this Agreement to determine whether a default is in evidence, the non-defaulting party shall be entitled to terminate this Agreement and/or take such other action provided for herein by notice to the defaulting party. The remedies set forth herein for events of default are cumulative with rather than in lieu of legal and equitable remedies otherwise available. A party's pursuit of any remedy provided in this Agreement does not preclude that party from pursuing other remedies, whether set forth in this Agreement or authorized by law or equity and the non-defaulting party shall have the right to seek such legal and equitable remedies as might be available to it.

         26. Arbitration: Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be governed by the laws of the State of California and shall be exclusively settled by arbitration, in accordance with rules, then obtaining, of the American Arbitration Association in the State of California, and judgment upon the award rendered may be entered into any court, state or federal, having jurisdiction thereof.

The arbitration provisions of this Agreement shall, with respect to any controversy or claim, survive the termination or expiration of this Agreement. Nothing herein contained shall be


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deemed to give the arbitrators the authority, power, or right in any way to change any of the terms or provisions of this Agreement.

         27. Severability: Invalidation of any provision of this Agreement by judgment or court order shall not affect the validity of any of the other provisions, which shall remain in full force and effect.

         28. Notice: Any notice provided for herein shall be given by registered United States mail, postage prepaid, addressed:


If to the CBIR:

             The Colonel's Brainerd International
             Raceway, Inc.
             c/o Richard Schoenfeldt
             620 Platt Road
             Milan, MI 48170

Copy to:

             Ted M. Gans, PC
             P.O. Box 1122
             Bloomfield Hills, MI 48304

If to NHRA:
             Cary J. Menard, Vice President
             Business & Legal Affairs
             National Hot Rod Association
             2035 Financial Way
             Glendora, California 91741-4602

With copies to:   John Russell Deane III
                  Trainum, Snowdon & Deane
                  1317 F Street, N.W., Suite 550
                  Washington, D.C. 20004


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The party and the place to which notices are to be mailed may be changed from time to time by either party by written notice given to the other party. Notice to be effective upon date of postmark.

         29. Execution of Documents: CBIR and NHRA agree that they each, at the request of the other, will promptly cooperate in the execution and delivery of any and all documents considered necessary to give effect to any of the provisions contained herein or to preserve the rights and interests created hereunder including, but not limited to, protection of the name or names of the EVENTS provided for herein and protection of the rights to lease the FACILITY in accordance with the terms of this Agreement.

         30. Agreement Binding: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their, and each of their, respective heirs, administrators, legal representatives, successors and/or assigns (as the case may be).

         31. Non-Assignment: Neither this Agreement nor any interest in this Agreement may be assigned by CBIR without the express, written consent of NHRA which shall not be unreasonably withheld. Further, CBIR shall not sell, transfer, convey, encumber, hypothecate or in any other fashion obligate any or all of its right and obligations under this Agreement to any other person or entity. Further, the identity of CBIR shall not be changed as a result of or there shall not be a sale or transfer of any shares of stock or shares of ownership of CBIR or any other transfer of any legal or beneficial interest of CBIR to another person or entity without the express written consent of NHRA which consent shall not be unreasonably withheld. Further CBIR shall not purchase, engage in a merger with or engage in a transfer of any legal or beneficial interest in another entity or change the principals of CBIR without the express written consent of NHRA which consent shall not be unreasonably withheld. In the event CBIR shall violate any provision


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of this Paragraph, NHRA shall have the right to terminate this Agreement thirty days after notice by NHRA to CBIR of the violation of this Agreement unless the event giving rise to such termination shall have ceased to exist within such time. In addition to the rights to terminate provided for herein, NHRA shall have the right to seek such legal and equitable remedies as might be available to it. CBIR and NHRA agree that a breach by CBIR of the prohibitions provided for herein will result in damages which would be extremely difficult to determine. Therefore, the parties agree that in the event of a breach of any prohibition of this Paragraph, CBIR shall pay to NHRA the sum of Five Million Dollars ($5,000,000) as liquidated damages, and not as a penalty, if this remedy is selected by NHRA in its sole and absolute decision. This remedy is not cumulative with the other remedies provided for herein and if NHRA determines to receive liquidated damages, such liquidated damages shall be NHRA's only remedy for the breach of a duty provided for herein.

         32. Presence Package: At all times during the term of this Agreement while NHRA is a party to a contractual relationship with R. J. Reynolds or any of its subsidiaries, CBIR shall be a party to a "Presence Package" Agreement with R. J. Reynolds or a subsidiary thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the day and year first above written, and to be executed by each party's duly authorized officer, and their corporate seals to be hereunto affixed.

                                    NATIONAL HOT ROD ASSOCIATION

Dated this _____ day of             By:  ________________________________
___________, 19_____

                                    THE COLONEL'S BRAINERD INTERNATIONAL
                                          RACEWAY, INC.


Dated this _____ day of             By:  _________________________________
___________, 19_____